UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01  Entry into a Material Definitive Agreement.

On March 4, 2021, the Board of Directors (the “Board”) of Wrap Technologies, Inc. (the “Company”) entered into that certain Cooperation Agreement (the “Agreement”) by and between the Company and Elwood G. Norris and certain of his affiliates (collectively, "Norris").

Pursuant to the Agreement, Norris agreed, among other things, to withdraw his notice of intent to nominate a director candidate for election and submit proposals for consideration at the 2021 annual meeting of stockholders of the Company (the “2021 Annual Meeting”), to appear at all annual or special meetings of the stockholders of the Company, and, with certain exceptions, to vote, or cause to vote, all voting securities beneficially owned by Norris, in accordance with the Board’s recommendations, in exchange for the Board agreeing to do the following: (i) the Nominating and Governance Committee of the Board (the “Nominating Committee”) will conduct and conclude within 45 days a joint search process with Norris to choose two new director candidates (each a “New Director” and together, the “New Directors”), with one New Director to be selected by the Nominating Committee and the other New Director to be selected by Norris with each having an approval right of the other’s selection, which approval may not be unreasonably withheld; (ii) appoint Thomas P. Smith as the Chief Executive Officer of the Company; (iii) change the reporting duties of the Chief Government Affairs Officer so that such officer reports directly to, and takes directions from, the Company’s Chief Executive Officer; and (iv) promptly following the 2021 Annual Meeting, elect a Chairman of the Board who meets the “Independent Director” standards, as defined in The Nasdaq Stock Market LLC Listing Rule 5605.

Norris has also agreed to certain customary standstill provisions prohibiting him from, among other things, (i) making certain announcements regarding the Company’s transactions; (ii) soliciting proxies; (iii) selling securities of the Company resulting in any third party owning more than 4.9% of the outstanding shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”); (iv) taking actions to change or influence the Board, Company management or the direction of certain Company matters; and (v) exercising certain stockholder rights.

Unless the parties agree otherwise, the Agreement will terminate on the earliest of (i) the tenth day (the “Final Replacement Date”) following the adjournment of the first applicable annual meeting of stockholders of the Company, which follows the 2021 Annual Meeting, at which the New Directors were not successfully re-elected at such meeting and no replacements were subsequently appointed to the Board by the Final Replacement Date; (ii) the New Directors (or any replacement) failing to be re-nominated for election at any annual or special meeting of stockholders at which New Directors are up for election; and (iii) the consummation of an Extraordinary Transaction (as defined in the Agreement). The Agreement may also be terminated by either party upon a material breach of the other, subject to certain cure periods.

The Agreement contains customary representations, warranties and agreements by the Company, for which such representations, warranties and covenants were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement and not to provide investors with any other factual information regarding the Company or its business, and investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

A copy of the Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2021, the Company appointed Thomas P. Smith as Chief Executive Officer. Prior to his appointment as the Chief Executive Officer of the Company, Mr. Smith, age 53, was the Interim Chief Executive Officer and President, serving in the capacity of Interim Chief Executive Officer since October 29, 2020, and as President since he joined the Company on March 16, 2019. Mr. Smith co-founded TASER International (now Axon Enterprise, Inc. – Nasdaq:AXON) (“TASER”) in 1993. He served as President of TASER until October 2006, and as Chairman of the Board of Directors of TASER from October 2006 until he retired to pursue entrepreneurial activities in February 2012. In 2012 he co-founded Achilles Technology Solutions, LLC (“Achilles”), and through its wholly-owned subsidiary ATS Armor, LLC (“ATS Armor”), which he co-founded in 2015, developed a line of ballistic solutions for law enforcement and military. Mr. Smith served as the Managing Member of Achilles from 2012 to January 2020. In addition, Mr. Smith served as the Managing Member of ATS Armor and ATS MER (“ATS MER”), a research and development company acquired by Achilles in 2015 that was primarily funded by government SBIR contracts, until March 2019 and February 2019, respectively. ATS Armor filed a petition for Chapter 7 Bankruptcy in March 2019, and ATS MER filed a petition for Chapter 7 Bankruptcy in February 2019. Mr. Smith holds a B.S. degree in Ecology and Evolutionary Biology from the University of Arizona and a M.B.A. degree from Northern Arizona University.

As compensation for his services as Company’s Chief Executive Officer, Mr. Smith shall be entitled to receive an annual base salary of $400,000. In addition, Mr. Smith will be eligible to receive a bonus equal to 100% of his base salary based on the achievement of certain performance objectives to be determined by the Compensation Committee of the Board. He will also be granted an option to purchase 400,000 shares of Common Stock under the Company’s 2017 Stock Incentive Plan (“Option”), which Option shall vest one-third on the one-year anniversary of the grant date, and the remainder in 24 equal monthly installments over the two years thereafter, for an exercise price equal to the closing price of the Common Stock as quoted on the Nasdaq Capital Market on the day preceding the date of grant.

Except as disclosed herein, there are no related party transactions between the Company and Mr. Smith that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Mr. Smith as the Company’s Chief Executive Officer.

Item 8.01 Other Events

On March 8, 2021, the Company issued a press release announcing the appointment of Mr. Smith as the Chief Executive Officer of the Company and the execution of the Agreement by the Company and Norris. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: March 9, 2021	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Cooperation Agreement, dated March 4, 2021
99.1	Press Release Dated March 8, 2021